FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 21.1 - SUBSIDIARIES OF FIRST COMMONWEALTH FINANCIAL
               CORPORATION

                                                           Percent Ownership
                                                             By Registrant

        First Commonwealth Bank                                   100%
        22 North Sixth Street
        Indiana, PA  15701

        Unitas Mortgage Corporation                               100%
        17 East High Street
        Carlisle, PA  17013

        Unitas Financial Corporation                              100%
        PO Box 777
        Chambersburg, PA  17201

        Commonwealth Systems Corporation                          100%
        22 North Sixth Street
        Indiana, PA  15701
        Incorporated under the laws of Pennsylvania

        First Commonwealth Trust Company                          100%
        614 Philadelphia Street
        Indiana, PA  15701
        Incorporated under the laws of Pennsylvania

        BSI Financial Services Inc.                               100%
        101 North Second Street
        Titusville, PA  16354

        Commonwealth Trust Credit Life Insurance Company           50%
        100 West Clarendon, Suite 800
        Phoenix, AZ  85013